UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2025

VILLAGE FARMS INTERNATIONAL, INC.

(Exact name of Registrant as Specified in Its Charter)

Ontario	001-38783	98-1007671
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

90 Colonial Parkway
Lake Mary, Florida		32746
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (407) 936-1190

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	VFF	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported, on October 18, 2024, Village Farms International, Inc. (the “Company”) received notification from The Nasdaq Stock Market LLC (“Nasdaq”) that it is not in compliance with the minimum bid price requirement for continued listing on the Nasdaq Capital Market (Nasdaq Listing Rule 5550(a)(2)) (the “Minimum Bid Requirement”) as the bid price for the Company’s common shares (the “Common Shares”) closed below US$1.00 from September 6, 2024 to October 17, 2024. Pursuant to this notification, the Company had an initial 180-calendar day period to regain compliance with the Minimum Bid Requirement, which ended on April 16, 2025.

On April 17, 2025, the Company received notification from Nasdaq that the Company did not regain compliance with the Minimum Bid Requirement during the initial 180-calendar day period. Following this notification, on April 17, 2025, the Company requested, and Nasdaq approved, a 180-calendar day extension (the “Extension”) to regain compliance with the Minimum Bid Requirement. As a result of the Extension, the Company now has until October 13, 2025 (the “New Compliance Period”) to regain compliance with the Minimum Bid Requirement.

The Extension has no immediate effect on the listing of the Common Shares on the Nasdaq Capital Market. During the New Compliance Period, the Common Shares will continue to trade on the Nasdaq Capital Market. If at any time before the end of the New Compliance Period, the bid price of the Common Shares closes at or above US$1.00 per share for a minimum of 10 consecutive business days, it is expected that Nasdaq would notify the Company that it has regained compliance with the Minimum Bid Requirement.

In the event the Company does not regain compliance with the Minimum Bid Requirement by the end of the New Compliance Period, the Company may be subject to delisting of its Common Shares from the Nasdaq Capital Market, at which time the Company may request a review the delisting determination by a Nasdaq Hearings Panel.

We can provide no assurance that the Company would receive a favorable decision form a Nasdaq Hearing Panel after the end of the New Compliance Period or that the Common Shares will not be delisted from Nasdaq.

Item 7.01 Regulation FD Disclosure.

On April 21, 2025, the Company issued a press release announcing the receipt of the Extension from Nasdaq. A copy of the press release is included as Exhibit 99.1 to this current report on Form 8-K and incorporated herein by reference.

The information contained in Item 7.01 of this Current Report on Form 8-K, including the attached Exhibit 99.1, is being furnished hereto and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information contained in Item 7.01 of this Current Report on Form 8-K shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Press Release dated April 21, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Village Farms International, Inc.

Date:	April 21, 2025	By:	/s/ Stephen C. Ruffini
Name: Stephen C. Ruffini Title: Executive Vice President and Chief Financial Officer